UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 300 Professional Drive,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 oar value per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 29, 2024, Emergent BioSolutions Inc. (including its wholly-owned subsidiaries, “Emergent”), through its wholly-owned subsidiary, Emergent Product Development Gaithersburg Inc., received a contract modification from the Office of the Assistant Secretary for Preparedness and Response (“ASPR”), an agency of the U.S. Department of Health and Human Services (“HHS”), (“Modification 11”) which would reduce the minimum purchase dose quantity from 9.0 million to 3.5 million annually for Option Years 5-9 (if such Options are exercised). In addition, the modification increased the quantity of diluent replacement and amended the option period in which diluent replacement is provided and increased the quantity of syringe replacement in Option Year 5. The modification also realigned the price per dose with the services and products to be delivered under the modification. The maximum contract value also has been revised to reflect a new potential contract total of $1.4 billion.
The foregoing description of Modification 11 does not purport to be complete and is qualified in its entirety by reference to the full text of Modification 11. A copy of Modification 11 is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The Contract is filed as a material agreement of Emergent as exhibit 10.48 with Emergent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Item 2.02. Results of Operations and Financial Condition.
On May 1, 2024, Emergent BioSolutions Inc. (the "Company") announced financial and operating results for the three-month period ended March 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this "Form 8-K") and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On May 1, 2024, the Company will host a conference call to discuss its financial and operating results for the three-month period ended March 31, 2024. The Company will use presentation materials in connection with this conference call (the “Earnings Call Slides”), which will be posted on the Company’s website at www.emergentbiosolutions.com. A copy of the Earnings Call Slides is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.
The information contained in Items 2.02 and 7.01 of this Form 8-K and Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1 †	Modification No. 11, effective April 29, 2024, to the ACAM2000 Contract.
99.1	Press release issued by Emergent BioSolutions, Inc. on May 1, 2024.
99.2	Earnings Call Slides, dated May 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain confidential portions of this exhibit were omitted by means of marking such portions with asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: May 1, 2024	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer